SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 1998

                        National Technical Systems, Inc.
               (Exact name of registrant as specified in charter)

         California                   0-16438                  95-4134955
(State or other jurisdiction        (Commission              (IRS employer
 of incorporation)                  file number)           identification no.)


   24007 Ventura Boulevard, Suite 200, Calabasas, California       91302
           (Address of principal executive offices)              (Zip code)

         Registrant's telephone number, including area code:  (818) 591-0776

          (Former name or former address, if changed since last report)
















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


ITEM 5.   OTHER EVENTS

          The information set forth in the press release of the registrant, dated May 6, 1998, which is filed as an exhibit hereto, is incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

  (c)     Exhibits

          99.1     Press Release dated May 6, 1998.




                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


May 7, 1998                     NATIONAL TECHNICAL SYSTEMS, INC.



                                By /s/ Harold Lipchik
                                   -------------------------------
                                         Harold Lipchik
                                         Secretary












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

                                                                 EXHIBIT 99.1

National Technical Systems, Inc.
Executive Office
24007 Ventura Boulevard
Calabasas, California 91302
Tel: (818) 591-0776
Fax: (818) 591-0899

                                                          NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------
Contact:  Damon Wright (investors)      or        Lloyd Blonder
          Owen Dalcy (media)                      Senior Vice President & CFO
          Allen & Caron Inc.                      National Technical Systems
          (949) 252-8440                          (818) 591-0776


Technical Staffing segment revenues to more than triple
-------------------------------------------------------

                NATIONAL TECHNICAL SYSTEMS ENTERS INTO AGREEMENT
               IN PRINCIPLE TO ACQUIRE TECHNICAL STAFFING COMPANY

CALABASAS, CA (May 6, 1998). . . . National Technical Systems Inc (Nasdaq NM:
NTSC) today announced that it will more than triple the size of its Technical Staffing segment with the addition of approximately $25 million in similar revenues from the acquisition of privately-held, Los Angeles-based XXCAL, Inc., its Japanese subsidiary, XXCAL Japan, Inc. and its UK-based affiliate, XXCAL, Ltd. The companies have entered into an agreement in principle for NTS to acquire XXCAL for stock. Terms of the proposed transaction were not disclosed.

     According to National Technical Systems President and CEO Jack Lin, the combined companies would have 15 locations in the Technical Staffing segment, and would expect to expand rapidly, both from internal growth and from additional acquisitions. The transaction is expected to take the form of a merger and is subject to various conditions, including the diligence reviews, shareholder approvals and qualification for pooling treatment. The merger is expected to be completed in NTS's fiscal 1999 third quarter which ends October 30, 1998.

     XXCAL is principally engaged in outsourcing people for a wide variety of temporary technical and professional positions into the information technology and information systems industries. The XXCAL companies together have approximately 250 employees and were profitable with annual revenues in excess of $25 million for the period ending December 31, 1997. XXCAL offices in Los Angeles, San Francisco, San Jose, Austin, Houston, London and Yokohama would complement NTS's current Technical Staffing operations in Atlanta, Dallas, Denver, Los Angeles, San Antonio, Raleigh, Baton Rouge and Lake Charles.

                                 MORE-MORE-MORE


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


NATIONAL TECHNICAL SYSTEMS ENTERS INTO AGREEMENT
IN PRINCIPLE TO ACQUIRE TECHNICAL STAFFING COMPANY
Page 2-2-2



     Lin commented, "This acquisition is expected to vault NTS into a prominent position within the information technology staffing industry. The addition of the XXCAL companies would dramatically change our revenue composition, with about fifty percent of our total revenues being derived from our Technical Staffing segment. In addition," Lin continued, "the Japan and UK operations create an international presence for NTS in the growing global market for outsourced information technology services. The addition of XXCAL establishes a solid platform from which to continue the growth in our Technical Staffing segment."

     XXCAL CEO and XXCAL Japan and XXCAL, Ltd. Chairman Marvin Hoffman said, "We chose NTS over several other suitors due to the synergistic leverage the combined companies will exercise for outsourcing 'just-in-time' personnel and services in the information technology market. We see the XXCAL companies as a perfect fit with NTS's existing business segments."

     National Technical Systems is a premier diversified technology services company with business in technical staffing, technical services (engineering and evaluation) and registration services.


THE STATEMENTS IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCE, ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING RISKS ASSOCIATED WITH UNCERTAINTIES PERTAINING TO OPERATING NEW FACILITIES, CUSTOMER ORDERS, DEMAND FOR PRODUCTS AND SERVICES, DEVELOPMENT OF MARKETS FOR THE COMPANY'S PRODUCTS AND SERVICES AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS. ACTUAL RESULTS, EVENTS AND PERFORMANCE MAY DIFFER MATERIALLY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


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